SILLENGER
EXPLORATION CORP.

June 5, 2012

Michel Ghostine

President

First African Exploration Corp.

277 Lakeshore Rd.E, Suite 206

Oakville, Ontario L6J 1H9

Subject: Financing of Sillenger's Benin Project under Contract No: 377 dated November 25, 2011 between The Government of the Republic of Benin and Sillenger Exploration Corp. (SLGX)

Letter of Engagement

Dear Michel:

SLGX has agreed to engage the services of First African Exploration Corp (FAX) to assist SLGX in securing the project financing of approximately 37M CND as noted herein.

This letter formalizes our understanding as follows.

- We have agreed that once a formal offer of financing acceptable to SLGX has been completed and executed by both the funder and SLGX the fee payable to FAX can then be determined between SLGX and FAX.

- It is understood by all parties this letter of Engagement is non-exclusive.

- Legal cost if required will be to the account of the party incurring said cost.

SILLENGER
EXPLORATION CORP.

We look forward to the successfully completion of the funding of our Benin project.

Sincerely,

Sillenger Exploration Corp.

Per:

John Gillespie

President